EXHIBIT 99.1


         GROWTHEXPERTS' EXCHANGEABLE SHAREHOLDERS APPROVE AMENDMENTS TO
    THE EXCHANGE AND VOTING RIGHTS OF THEIR 10,5000,000 EXCHANGEABLE SHARES

VANCOUVER, BRITISH COLUMBIA - January 23, 2002 - ASPi Europe, Inc. ("ASPi") (OTCBB: "ASPQ") today announced that the Exchangeable Shareholders of its wholly-owned subsidiary, GrowthExperts Group Inc. (the "Exchangeable Shareholders"), approved at a special meeting of Exchangeable Shareholders held on January 22, 2002, to amend certain exchange and voting rights attached to their Exchangeable Shares such that the 10,500,000 Exchangeable Shares currently issued are no longer exchangeable into common shares of the Company.

In addition, F. Thomas Winters III, the Company's Chief Executive Officer, and Scott Dow, the Chairman of the Company's Board of Directors, resigned as officers and directors of the Company effective today.

The Company continues to evaluate new business prospects and opportunities as they become available.

THE SEC AND NASD HAVE NOT REVIEWED AND DO NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.



Contact:
Patrick McGrath
(604) 687-7661